UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------

                     Date of Report
                     (Date of earliest
                     event reported):      December 31, 2002


                               Cobalt Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Wisconsin                      1-14177                 39-1931212
----------------------------    ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)

                            401 West Michigan Street
                           Milwaukee, Wisconsin 53203
           -----------------------------------------------------------
           (Address of principal executive offices including zip code)

                                 (414) 226-5000
                         -------------------------------
                         (Registrant's telephone number)

Item 5.   Other Events and Regulation FD Disclosure.

     On December 31, 2002 Cobalt Corporation ("Cobalt") purchased all of the outstanding stock of Claim Management Services, Inc. ("CMS"), a third party administrator of self-funded employee benefit plans. CMS is headquartered in Green Bay, Wisconsin.

     CMS revenue and pre-tax income for the year ended December 31, 2001 were approximately $21.9 million and $2.3 million, respectively.

     The purchase price for the CMS acquisition consisted of a cash payment of approximately $15.3 million and 149,098 shares of common stock of American Medical Security Group, Inc., plus a possible earnout of up to $3 million based on CMS' earnings over the next three years. Based on CMS' historical earnings, Cobalt management estimates accretion to net income in 2003 from the CMS acquisition of approximately $0.02 per fully diluted Cobalt share.

     CMS provides administrative services for medical, dental, vision, short-term disability and other benefits. The following table summarizes membership at January 1, 2003. A member for which CMS administers more than one benefit category is reported in all applicable categories.

                    Total         Wisconsin Based        Non-Wisconsin Based
                   -------        ---------------        ------------------

Medical            214,311            152,613                   61,698
Dental             164,178            102,944                   61,234
Other               37,152             28,586                    8,566
                   -------            -------                  -------
Total              415,641            284,143                  131,498
                   =======            =======                  =======

     This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified because they are preceded by or include words like "anticipate," "believe," "estimate," "expect," "forecast," "objective," "plan," "possible," "potential," "project" and similar expressions. Forward-looking statements are statements based upon management's expectations at the time such statements are made and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those contemplated in the statements. Those risks and uncertainties include rising health care costs, business conditions, impact of elimination of memberships, competition in the managed care industry, developments in health care reform and other regulatory issues. Readers are cautioned not to place undue reliance on forward-looking statements.

     A copy of the press release issued in connection with the execution of the Agreement is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.

               (99) Press Release, dated January 2, 2003, issued by Cobalt Corporation.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     COBALT CORPORATION

Date:    January 9, 2003

                                     By: /s/ Gail L. Hanson
                                         -------------------------------------
                                         Gail L. Hanson
                                         Senior Vice President, Treasurer and
                                           Chief Financial Officer

                               COBALT CORPORATION

                            EXHIBIT INDEX TO FORM 8-K
                         Report Dated December 31, 2002


Exhibit
  No.                                  Description
-------     --------------------------------------------------------------------

  99        Press Release, dated January 2, 2003, issued by Cobalt Corporation.